SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53254

Date of Report: January 12, 2009

ECONOMETRICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2443288
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

One Exchange Place, Suite 1000, Jersey City, NJ 07303
(Address of Principal Executive Offices)

201-882-3332

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition of Assets

Item 3.02

Unregistered Sale of Equity Securities

Item 5.01

Changes in Control of Registrant

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.06

Change in Shell Company Status

On January 12, 2009 Econometrics Inc. (“Econometrics”) acquired all of the outstanding capital stock of Tibet Medicine, Inc., a Delaware corporation. Tibet Medicine, Inc. is a holding company that owns 100% of the registered capital of Beijing Taibodekang Consulting Co., Ltd., a Wholly Foreign Owned Entity organized under the laws of the People’s Republic of China (“Beijing Taibodekang”). Beijing Taibodekang has control over the business of Leling Jinzanghuang Biotech Co. Ltd., a limited liability company organized under the laws of The People’s Republic of China (“Jinzanghuang”), the relationship between them being generally identified as “entrusted management.”  Leling Jinzanghuang is engaged in the distribution of Tibetan pharmaceutical and nutraceutical products in The People’s Republic of China.

In exchange for the outstanding shares of Tibet Medicine, Inc., Econometrics issued 36,401,462 shares of its common stock to the shareholders of Tibet Medicine (the “Share Exchange”).   Those shares represent 89.6% of the outstanding shares of Econometrics.  The greater portion of the shares were issued to Wang Shuxiang, who immediately assigned most of them to 186 other shareholders for whom he served as nominee, thus reducing his own interest in Econometrics to 2,648,935 shares (6.5%).

Immediately after the acquisition of Tibet Medicine, Xue Bangyi, the sole director of Econometrics, elected Wang Shuxiang and Yang An to serve as members of the Board of Directors.  Mr. Xue then resigned from his positions as Chief Executive Officer and Chief Financial Officer of Econometrics, and the Board elected replacements, who are identified below.

Xue Bangyi, who was the sole member of Econometrics’ Board of Directors prior to the Share Exchange, is the Chairman of Shangdong Jinzanghuang, which is the sole supplier of the products that are distributed by Leling Jinzanghuang.

New Management

The executive officers and directors of the Company are:

Name	Age	Positions with the Company
Xue Bangyi	52	Chairman
Wang Shuxiang	54	Director, Chief Executive Officer
Yang An	46	Director, Vice President
Zeng Yiling	50	Chief Financial Officer

All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify.  Officers serve at the pleasure of the Board of Directors.

XUE BANGYI. Since 2006 Mr. Xue has been employed as Chairman of Shangdong Jinzanghuang (Tibet) Pharmaceuticals Co., Ltd., which is involved in the manufacture and distribution of pharmaceutical and nutraceutical products based on traditional Tibetan medical principles. Shangdong Jinzanghuang is the principal supplier of the products marketed by Leling Jinzanghuang.  From 1996 until 2006 Mr. Xue was employed as General Manager of Qunming Railway Resources Co., which manufactured equipment in China. Mr. Xue was awarded a degree in Economics and Management by the Wuhan College of Finance.

WANG SHUXIANG. Since November, 2008, Mr. Wang has been employed as Chief Executive Officer of Leling Jinzanghuang. From 2002 until 2008, Mr. Wang was employed as Operational Manager of Shangdong Jinzanghuang. From 1998 to 2002, Mr. Wang was the Ethics Chair for the Discipline Division of the Health Department of Leling City, Shangdong Province. In 1994, Mr. Wang was awarded a degree in Finance Accounting by Shangdong College of Economics.

YANG AN.  Since November, 2008, Ms. Yang has been employed as Vice General Manager of Leling Jinzanghuang. From 2003 until 2008, Ms. Yang was employed as Manager of Sida Management Consulting Co., a management consulting firm.  From 1998 to 2003, Ms. Yang was employed as Chief Executive Officer of SanYang Tech Development Co., a consulting company.  In 1986 Ms. Yang was awarded a degree in Economics and Management by Tianjing University of Broadcasting.

ZENG YILING.  Prior to joining Leling Jinzanghuang in 2008, Mr. Zeng was employed from 2006 to 2008 as Treasurer of Shangdong Jinzanghuang.  From 1997 to 2006, Mr. Zeng was employed as Finance Manager of the Shangdong Xisheng Group Co., a pharmaceutical company.  Prior to that, Mr. Zeng was employed as director of a factory operated by the Shangdong Meat Company.  In 1993 Mr. Zeng was awarded a degree in Accounting by the Shangdong College of Management.

Principal Shareholders

Upon completion of the Share Exchange, there were 40,644,780 shares of Econometrics common stock issued and outstanding.  The following table sets forth information known to us with respect to the beneficial ownership of our common stock by the following:

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each shareholder who beneficially owns more than 5% of our common stock;

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Wang Shuxiang, our Chief Executive Officer

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each of the members of the Board of Directors; and

•

all of our officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class
Wang Shuxiang	2,648,935	6.5%
Xue Bangyi(3)	4,429,359	10.9%
Yang An	50,500	0.1%
All officers and directors as a group (4 persons)	7,179,294	17.7%

________________________________

(1)

Except as otherwise noted, each shareholder’s address is c/o Fu Qian Road South End (Westside), Leling City, Shangdong Province, P. R. China.

(2)

Except as otherwise noted, all shares are owned of record and beneficially.

(3)

Mr. Xue’s address is c/o Building 26, Unit 21, South Station New Village, Guandu District, Kunmin City, Yunnan Province, P.R. China.

INFORMATION REGARDING THE ACQUIRED COMPANIES

Tibet Medicine Inc.

Tibet Medicine Inc. (“Tibet Medicine”) was organized under the laws of Delaware on      September 4, 2008. It has initiated no business activity, except that Tibet Medicine is the registered owner of the registered capital of Beijing Taibodekang Consulting Co., Ltd. Those shares represent the only asset of Tibet Medicine.

Beijing  Taibodekang Consulting Co., Ltd.

Beijing Taibodekang Consulting Co., Ltd. (“Beijing Taibodekang”) is a Wholly Foreign Owned Entity organized under the laws of the People’s Republic of China on December 5, 2008.  On January 4, 2009, Beijing Taibodekang entered into four agreements with Leling Jinzanghuang and with the equity owners in Leling Jinzanghuang.  Collectively, the agreements provide Beijing Taibodekang exclusive control over the business of Leling Jinzanghuang.  The relationship is one that is generally identified as “entrusted management.”

The Entrusted Management Agreements

On January 4, 2009 Beijing Taibodekang, Leling Jinzanghuang and the registered equity holders in Leling Jinzanghuang signed four agreement (the “Entrusted Management Agreements”), the purpose of which is to transfer to Beijing Taibodekang full responsibility for the management of Leling Jinzanghuang, as well as most of the financial benefits that arise from the business of Leling Jinzanghuang.  Each of the agreements has a term of ten years.  A summary of the four agreements follows:

▪

Exclusive Technical Service and Business Consulting Agreement.  In this agreement Beijing Taibodekang undertakes to provide Leling Jinzanghuang advice and assistance with respect to all aspects of its business.  Beijing Taibodekang also agrees to reimburse Leling

Jinzanghuang for the amount of any loss from operations that Leling Jinzanghuang incurs.  In exchange for the services, Leling Jinzanghuang will pay Beijing Taibodekang 10,000 RMB ($1,462) per month plus 95% of Leling Jinzanghuang’s annual gross profit.

▪

Call Option Agreement.  In this agreement the shareholders of Leling Jinzanghuang grant to Beijing Taibodekang an option to purchase their equity interests in Leling Jinzanghuang, if permitted by the laws of the People’s Republic of China.  The purchase price will equal the greater of 1 RMB or the minimum price required under applicable law.  The equity owners covenant in the Call Option Agreement that they will not permit Leling Jinzanghuang to issue an equity interest to any other party, nor will they permit Leling Jinzanghuang to take any material action without the consent of Tibet Medicine.

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Proxy Agreement.  In this agreement the shareholders of Leling Jinzanghuang have given to Beijing Taibodekang a proxy to vote their shares at any meeting of the shareholders of Leling Jinzanghuang.

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Share Pledge Agreement.  In this agreement, the shareholders of Leling Jinzanghuang have pledged their equity interests in Leling Jinzanghuang as security for their obligations and the obligations of Leling Jinzanghuang under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.  During the term of the pledge, the shareholders are barred from transferring any interest in the equity in Leling Jinzanghuang.

Leling Jinzanghuang Biotech Co., Ltd.

Leling Jinzanghuang Biotech Co., Ltd. (“Leling Jinzanghuang”) is a Tibetan pharmaceutical and nutraceutical product distribution company.  Leling Jinzanghuang was founded in November 2008 under the laws of the People’s Republic of China with registered capital of 3.5 million RMB ($513,450).  Leling Jinzanghuang’s executive offices and operations are located at Fu Qian Road South End (Westside), Leling City, Shangdong Province, in eastern China. Leling Jinzanghuang engages in the distribution of the pharmaceutical and nutraceutical products that Tibetans have used for centuries to treat diseases and facilitate health. The distributed products are classified by Leling Leling Jinzanghuang in three major categories: pharmaceuticals, therapeutic supplements, and dietary supplements.

Tibetan medicine is a centuries-old medical system that employs a complex approach to diagnosis, incorporating techniques such as pulse analysis and urinalysis, and utilizes behavior and dietary modification. By synthesizing knowledge from various medical systems, Tibetans created an approach to medicine drawn from thousands of years of empirical knowledge and intuition about the nature of health and illness. Since practitioners of Tibetan medicine seek to treat diseases in a natural way, Tibetan pharmaceuticals are usually composed of natural materials, particularly the herbs and minerals found in the high-latitude, low-temperature, and pollution-free environment of Tibet.  Practitioners have demonstrated the benefits of Tibetan medicine in treating diseases of the human respiratory system, digestive system, cardiovascular system, kinematic system, and skin. Until recently, however, the primitive manufacturing techniques used in traditional Tibetan medicine prevented its integration into modern medical practice.  With the incorporation of modern techniques into the production process, however, Tibetan medicine is being gradually recognized along with Chinese traditional medicine as a medical system parallel to western medicine.

The 13 Tibetan health products that Leling Jinzanghuang currently distributes are among those Tibetan medicines made with modern drug manufacturing techniques. The manufacturing equipment and techniques used by our supplier are certified under China’s national standards of Good Manufacturing Practice (GMP), and are in compliance with applicable regulations of the SFDA, which regulates both the pharmaceutical and the nutraceutical industries in China. The automatic production and testing processes used by our supplier assure the accurate execution of the formulae and the quality and quantity of the products. Moreover, the strict quality control and inspection procedures performed in the supplier’s state-of-art laboratories assure the quality of our distributed products.

Currently, our only market is within China, where Tibetan medicine is classified as one type of Chinese traditional medicine, a pharmaceutical industry that exists in China parallel to western medicine in China.  The Chinese have long perceived and accepted traditional Chinese medicine as a safe and effective solution to diseases, having the advantage of causing fewer side effects than western medicine, due to the natural ingredients used.  With the improvement of living standards in China, the revenues of the health care industry have been substantially increased in recent decades, which has also stimulated the domestic demands for Tibetan medicine.

Currently, the market for Tibetan pharmaceuticals in China is only a very small portion of the overall medical market in China.  The annual production of Tibetan medicine amounts to approximately 1500 tons with more than 293 items marketed.  The growth rate of the market for Tibetan pharmaceuticals is substantial, however.  One factor spurring growth has been the willingness of Chinese regulators to accredit products based on Tibetan medicine.  At the present time, this accreditation includes:

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14 products that have been listed on the Protected Chinese Traditional Medicine List;

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24 products that have been included in the National Medicine Index;

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218 products that have been certified by the SFDA; and

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20+ products that have registered trademarks in China.

In 2006, the overall revenues of the 17 major Tibetan pharmaceutical companies in Tibet Autonomy Region were 623 million RMB ($91,081,871).  We believe, moreover, that the supply of Tibetan medicine in China’s domestic market falls short of demand, which presents a considerable market potential. Furthermore, as Chinese traditional medicine is gradually recognized in the international medical community as an alternative way to treat diseases, there is a potential international market for Tibetan medicine and nutritious products as well. Our business plan, therefore, contemplates that in the future we will export a small portion of our products to several foreign counties, including Russia and South Korea, where Tibetan medicine is well accepted.

Currently, our principal products are:

Ying Huang Tablet, which is one the two pharmaceutical products marketed by Leling Jinzanghuang that been approved by SFDA.  The effective ingredients in the Ying Huang Tablet are extracts from the honeysuckle and the Huangqin herb. It can be used to treat upper respiratory infections including pharyngitis, encephalitis and conjunctivitis. It can also be used to reduce inflammation and relieve pain.  The Ying Huang Table has no known side effects.

San Qi Capsules, which are one of the dietary supplements certified by SFDA.  The San Qi Capsules lower blood lipid and cholesterol levels.  Thus they can be used as a precautionary therapy to prevent cardiovascular diseases, including coronary heart disease, heart angina and stroke. In addition, the San Qi Capsules enhance immune system functions, which may help in the prevention of cancer.

Foshou Capsules are a Tibetan nutraceutical. The effective ingredients, Xue Yu, Dongchong Xiacao, Fozhang, and Ginseng, are extracts of several plants and animals that are native to the Tibet Plateau. The Foshou Capsules are intended to improve certain organ functions, particularly to alleviate the diseases of insomnia, amnesia, fatigue, and sexual function decline caused by female menopause syndrome.

Bai He Capsules are a Tibetan dietary supplement. The effective ingredients consist of Baihe, Fozhang Ginseng and Himalayan purple jasmine. The Bai He Capsules are used to treat male erectile dysfunction and other sexual dysfunction problems.

Our Supplier

            Currently, all of the products that Leling Jinzanghuang distributes are manufactured by one supplier: Shangdong Jinzanghuang (Tibet) Pharmaceutical Co., Ltd. (“Shangdong Jinzanghuang”), which is located approximately five kilometers from our offices. We entered into a three-year distribution contract with Shangdong Jinzanghuang on November 21, 2008.  The agreement does not give us exclusive marketing rights; however Shangdong Jinzanghuang has only one other distributor and has informed us that it does not intend to develop any other marketing channels.

The agreement provides that Shangdong Jinzanghuang will deliver products (FOB the Shangdong Jinzanghuang warehouse) in response to orders received from Leling Jinzanghuang, which has the right to distribute the products throughout China. The agreement gives Shangdong Jinzanghuang the right to fix the price it charges to us, although it is required to provide us timely notice of any price increase. In addition, Shangdong Jinzanghuang retains ownership of all of the patent right, trademark right, and other intellectual property rights related to the sold products. Under this agreement, each party has the right to terminate the contract, provided that 60-day written notice in advance is given to the other party.

Although we have a strong relationship with Shangdong Jinzanghuang, we recognize that dependence on a single supplier entails significant risks.  For that reason, we intend to develop additional suppliers for Tibetan health products or other Chinese traditional medicine products. There are over 100 Tibetan pharmaceutical manufacturing companies in China that we can approach as potential suppliers.

The principal raw materials used for the production of our distributed products are natural plants and minerals located in the Qing Tibetan Plateau, which extends across Tibet and Yunnan Province. To ensure a sufficient supply of raw materials, Shangdong Jinzanghuang has developed multiple raw material purchase spots in Changdu and Lizhi City in the Tibetan Autonomous Region and in Di Qin City in Yunnan Province. All the raw materials used by Shangdong Jinzanghuang are tested by experts to ensure their quality.

Intellectual Property

Shangdong Jinzanghuang has one patent application pending with Chinese State Intellectual Property Agency: patent application number: 200710113118.5 (application date: 09/25/2007), which covers the technique for manufacturing the Yu Gan Zi Capsule.

The primary protection of our intellectual property is through trade secrets.  Shangdong Jinzanghuang has engaged as its chief pharmacist Luoga Renboqie, who is responsible for supervision of the production of the products.  “Living Buddha Luoga” is considered to be the 17th reincarnated living Buddha in Tibet.  In that position, he has been entrusted with many secret Tibetan medicine formulas, which he incorporates into the Shandong Jinzanghuang products, such as the Foshou Capsule.  The association of our products with the Living Buddha Luoga provides us a distinct competitive advantage.

Government Regulation

Unlike its U.S. counterpart, the Chinese Food and Drug Administration (“SFDA”) regulates the manufacture and distribution of both pharmaceuticals and nutraceuticals in China.  Each Chinese province also has an agency with responsibility for the pharmaceuticals and nutraceuticals distributed in the Province.  Pharmaceutical products can be distributed only after clinical trials and approval of the SFDA.  In order to achieve widespread market acceptance, a nutraceutical product must obtain certification from either SFDA or the provincial agency, and preferably from both.  Certain tests need to be conducted to get the approval depending on the alleged medical effects.

At the present time, our products have obtained the following certifications:

▪

Pharmaceuticals:

Ying Huang tablet (SFDA certificate number: Z20054734);

Jing Yin Hua Capsule (SFDA certificate number: Z20080515).

▪

Dietary Supplements:

San Qi Capsule (SFDA Health Certificate Number: G20050232).

Bacterial Inhibition Liquid (Shangdong Province Sterilization Certificate (2006) number 0009)

•

Nutraceuticals:

Foshou Capsule (SFDA filing number: 3714X2677-2008);

Bai He Capsule (SFDA filing number: 3714X2678-2008);

Gan Wang Bao Huang Jing San (filing number: 3714X2833-2008);

Wu She Capsule (SFDA filing number: 3714X2832-2008);

Papaya Capsule (SFDA filing number: 3714X3091-2007);

Yu Gan Zi Capsule (SFDA filing number: 3714X3214-2007);

Sha Ji Capsule (SFDA filing number: 3714X2934-2006);

She Xiang Capsule (SFDA filing number: 3714X2831-2008);

Yi Zhi Ren Capsule (SFDA filing number: 3714X2935-2006).

Marketing

We currently sell products only through sales agents. In November 2008, we entered into one-year contracts with three sales agents: Harbin Tai Kang Healthcare Co., Song Yuan Healthcare Co., and Shanghai Hong Jie Healthcare Co.  Each agreement sets an annual purchase goal for the agent, and if the goal is not achieved we are unlikely to renew the agent’s contract.  The agent’s purchase obligation, however, is 2% of the sales goal.  The agent must reimburse us for any shortfall from that obligation.  To ensure the payment of penalty, upon the delivery of first instalment, the sales agents are required to advance us a deposit.  The goals, commitment and deposit stated in the three contracts follows (assuming an exchange rate of 6.84 RMB per U.S. Dollar):

Agent	Sales Goal	Sales Commitment	Deposit
Harbin Tai Kang Healthcare Co.	$4,093,567	$81,871	$734
Song Huan Healthcare Co.	$3,801,169	$76,023	$4,491
Shanghai Hong Jie Healthcare Co.	$5,263,158	$105,263	$2,934

Our agreements with the sales agents afford them a right to return any products that they purchase within six months of the date of purchase.  They are also entitled to exchange any goods that they purchase within nine months of the date of purchase.  Their payments for the products they purchase are due in full at the time they place their next order.

We intend to develop additional sales agents.  We also aim to establish 50 to 100 franchise stores throughout China in 2009.  Our business plan contemplates that we will increase that number to 600 by the end of 2013.  At present, however, we do not have any committed franchise contracts.  We plan to train our agents and franchisees to improve their product knowledge and sales skills. We also plan to advertise our products through national and local television networks, major newspapers and magazines, and on major Chinese internet platforms.  Finally, we plan to sell our product directly to customers by the use of a membership discount program and an online e-commerce platform.

Through the above efforts, we hope that we can establish our own branded name in the distribution of Tibetan pharmaceutical products in both the domestic and the international market.  All of these plans, however, and the extent to which we can implement them will depend on our success in obtaining working capital for our business.

Competition

The Tibetan medicine industry is now in a transition stage from small, backyard enterprises into large-scale, industrialized operations. Our competitors can be divided into two categories in terms of scale and competitiveness:

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State-run pharmaceutical companies, such as Jingqiu Tibetan Medicine, Jinhe Tibetan Medicine and Tibetan Pharmaceutical Factory; and

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Private or joint-venture enterprises, such as Tibet Cheezheng Tibetan Medicine and Niemula Tibet Medicine.

The state-owned enterprises have access to state financial and political support. They also entered into the market earlier than we did, and thus have accumulated management experiences and personnel in the Tibetan medicine business. Meanwhile, the private pharmaceutical companies, like us, entered into market later, but grow very fast due to the efficient management skills.

Our competitive advantages include the proprietary product portfolio owned by our current supplier and associated with the Living Buddha Luoga.  Shandong Jinzanghuang has exclusive rights to distribute these products, and we are its primary distributor.  Nevertheless, we will face substantial competition from our competitors in Tibetan pharmaceutical industries due to the similar products and competitive prices.

Employees

Presently, we have four full-time employees.  Three employees are responsible for management.  One is engaged solely in marketing functions.  As we establish our marketing network nationwide, we expect a rapid expansion of our departments and personnel.

Physical Facilities

Our executive offices are located on Fu Qian Road South End (Westside), Leling City, Shangdong Province, P. R. China.  The building is an independent two story building with a total usable area of 350 square meters.  We use a portion of this property to warehouse finished goods in transit from the Shangdong Jinzanghuang warehouse to our customers.  This property belongs to an unrelated party, with whom we entered into one year lease to use the property from November 8, 2008 to November 8, 2009.  The annual rent is 30,000 RMB ($4,386). Upon the expiration of the lease agreement, we have the first priority right to lease the same property under the same price.

We also maintain a U.S. presence at offices  in Jersey City, New Jersey.

Management’s Plan of Operations

The accounting effect of the Entrusted Management Agreements is to cause the balance sheets and financial results of Leling Jinzanghuang to be consolidated with those of Tibet Medicine, Inc., with respect to which Leling Jinzanghuang is now a variable interest entity.  Since the Entrusted Management Agreements were executed on January 4, 2009, the financial statements of Tibet Medicine, Inc. included in this report do not reflect the consolidation of the balance sheets of Leling Jinzanghuang or of its results of operations and cash flows.

As a wholly-owned subsidiary of Econometrics, the consolidated financial statements of Tibet Medicine, Inc. will be further consolidated with the financial statements of Econometrics in future filings.  For that reason, the financial statements of Tibet Medicine and Leling Jinzanghuang have been filed with this Report, and the discussion below concerns the financial condition and results of operations of Leling Jinzanghuang.

            Results of Operations

From Inception (November 20, 2008) to November 30, 2008

Leling Jinzanghuang was incorporated and commenced operations on November 20, 2008. During the period from November 20 to November 30, 2008, no revenues were generated.  Our first shipments occurred in December, although, for reasons discussed below, we will not book revenue from those shipments until later this year.

Leling Jinzanghuang has entered into a three-year distribution agreement with Shangdong Jinzanghuang to distribute the Tibetan pharmaceutical and health products it manufactures. In November we advanced $510,516 to Shandong Jinzanghuang for the production of products, which will usually take one to two months. Although we have no backlog of orders at this time, we have resale contracts with our three sales agents that anticipate $13,157,894 in sales between November 2008 and November 2009.  That anticipation is not based on contractual obligations – the three sales agents are bound to purchase only $263,157 in goods during that period.  But we believe that the demand for our products is sufficient that the sales agents should be able to achieve their sales goals.

Our agreements with our sales agents afford each of them a right to return products within six months after the date of purchase.  Under generally accepted accounting principles, we are not permitted to recognize revenue from a shipment to a customer with a right of return unless we can formulate a reasonable estimate of the amount of future returns.  We will not be able to make such estimates until we have sufficient experience in marketing our products.  For that reason, for the immediate future, we will not be able to recognize revenue from sales until six months after the products are shipped.  For example, the products that we shipped in December 2008 will not result in revenue until June 2009, and only then if the customers have not exercised their right to return the products.

Because we had not started our substantial operations prior to November 30, 2008, we only incurred $1,669 costs and expenses during the eleven day period covered by Jinzanghuang’s audited financial statements. We expect our selling, general and administrative expenses to increase in proportion to the increase in our business activity in the coming periods.

Our business operates primarily in Chinese Renminbi (“RMB”), but we report our results in our SEC filings in U.S. Dollars.  The conversion of our accounts from RMB to Dollars will result in translation adjustments.  While our net income will be added to the retained earnings on our balance sheet; the translation adjustments will be added to a line item on our balance sheet labelled “accumulated other comprehensive income,” since they will be more reflective of changes in the relative values of U.S. and Chinese currencies than of the success of our business.  During the eleven days ended on November 30, 2008, we did not recognize any accumulated other comprehensive income.

             Liquidity and Capital Resources

To date, Leling Jinzanghuang has funded by the contribution of our registered capital made by Leling Jinzanghuang’s four shareholders: Wang Shuxiang, Zhen Yilin, Yang An, and Kong Ruifen.

Our working capital at November 30, 2008 totalled $511,781. Almost the entirety of that sum was represented by an advance payment to our supplier in the amount of $510,516. The recipient of this advance payment will be our primary source of distributed products. To maintain a long-term relationship with our vendors, we need to make advances one to two month ahead. According to our distribution contract with the supplier, we also made $ 8,802 security deposit to the supplier. The amount is non-interest bearing and will be refunded when the contract is terminated. The advances and security deposit to the supplier are interest free.

Our business plan contemplates that we will obtain $5 million to $10 million in additional capital during 2009 and 2010.  The funds are needed in order to:

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Relocate our headquarters from Shangdong to Beijing, where we will have greater access to marketing channels;

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Implement our direct marketing program, including development of an online presense;

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Acquire the rights to pharmaceuticals and nutraceuticals that will complement our existing product line;

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Carry on clinical trials of pharmaceuticals required to obtain SFDA approval;

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Establish franchisees throughout China; and

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Implement an advertising and marketing program adequate to assure us of substantial market presence.

Our plan is to sell a portion of our equity in order to obtain the necessary funds, which will reduce the equity share of our existing shareholders.  To date, however, we have received no commitment from any source for funds.

            Off-Balance Sheet Arrangements

 Neither Tibet Medicine nor Beijing Taibodekang nor Leling Jinzanghuang has any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Risk Factors That May Affect Future Results

You should carefully consider the risks described below before buying our common stock.  If any of the risks described below were realized, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

 Our business and operations are newly established. Unless we manage our growth effectively, our business will fail.

Leling Jinzanghuang was organized in November 2008.  Some members of our management had prior experience marketing the products of Shandong Jinzanghuang when they were employed by that company.  The extrapolation of that experience into a marketing business on the magnitude contemplated by Leling Jinzanghuang will place significant demands on our management, and on our operational and financial infrastructure. If we do not effectively manage our operations, the quality of our marketing program will suffer, which would negatively affect our operating results. If the necessary funding can be obtained, we will be able to improve our operational, financial and management controls and our reporting systems and procedures. The complexity of this undertaking means that we are likely to face many challenges, some of which are not yet foreseeable. Problems may occur with our product acquisition, and with our ability to sell our products to our customers. If we are not able to obtain the necessary funding and operate efficiently, our business plan may fall short of its goals, and our ability to manage our growth could be hurt.

The capital investments that we plan may result in dilution of the equity of our present shareholders.

Our business plan contemplates that we will raise $5 million to $10 million in capital during the next two years.  We intend to raise all or a large portion of the necessary funds by selling equity in our company.  At present we have no commitment from any source for those funds.  We cannot determine, therefore, the terms on which we will be able to raise the necessary funds.  It is possible that we will be required to dilute the value of our current shareholders’ equity in order to obtain the funds.  If, on the other hand, we are unable to raise the necessary funds, our growth will be limited, as will our ability to compete effectively.

We rely on contractual arrangements with Leling Jinzanghuang for our operations, which may not be as effective in providing control over Leling Jinzanghuang as direct ownership.

          Because Chinese regulations restrict our ability to conduct our business operations in China through a directly-owned subsidiary, our business is defined by a contractual relationship with Leling Jinzanghuang, an entity in which Econometrics has no equity ownership interest.  We will rely on contractual arrangements to control and operate this business. These contractual arrangements may not be as effective in providing control over Leling Jinzanghuang as direct ownership. For example, if Leling Jinzanghuang failed to perform under its agreements with us, we would have to rely on legal remedies under Chinese law, which we cannot be sure would be available. In addition, we cannot be certain that the individual equity owners of Leling Jinzanghuang would always act in the best interests of Econometrics.

If we lost control of our distribution network, our business would fail.

We will depend on our distribution network for the success of our business.  Currently our distribution network consists of three sales agents.  We intend to expand the number of our sales agents and add a widespread network of franchisees.  Competitors may seek to pull our distribution network away from us.  In addition, if dominant members of our distribution network become dissatisfied with their relationship with Leling Jinzanghuang, a concerted effort by the distribution network could force us to accept less favorable financial terms from the distribution network.  Either of these possibilities, if realized, would have an adverse effect on our business.

A recession in China could significantly hinder our growth.

The success of our efforts to introduce Tibetan pharmaceuticals and nutraceuticals in China will depend on continuation of recent improvements in the Chinese economy and the amount of disposable income available to the Chinese population.  If money becomes tight, individuals will be less willing to pay extra for the benefits offered by our products.  In recent months, China’s economy has suffered the effects of the worldwide liquidity crisis, and many financial commentators expect a recession to occur in China in the near future.  The occurrence of a serious recession could significantly hinder our efforts to implement our business plan.

Reliance on one supplier for the sources and pricing of products could adversely affect our operational result.

Currently, we rely on one supplier, Shangdong Jinzanghuang, for the products we distribute.  Shangdong Jinzanghuang has the right to decide the wholesale prices at which it will sell products to us.  If Shandong Jinzanghuang found it necessary to increase our wholesale prices, we would be faced with the choice of suffering reduced profit margins or passing along the increases in our prices to our customers.  Since our business has a low profit margin, a reduction of our margins could substantially affect our results of operations. On the other hand, increasing the price for our products would reduce our competitiveness.  Therefore, until we develop additional sources for our products, our reliance on one supplier puts the welfare of our business at risk.

We operate in a highly competitive marketplace, which could adversely affect our sales and financial condition.

We compete on the basis of quality, price, product availability and security of supply, product development and customer service. Some competitors are larger than us in certain markets and may have greater financial resources that allow them to be in a better position to withstand changes in the industry. Our competitors may introduce new products based on more competitive alternative technologies that may be causing us to lose customers which would result in a decline in our sales volume and earnings. Our customers demand high quality and low cost products and services. The cost in the research and development and marketing expansion may continue to increase and thus adversely affect the competitiveness of our products. Competition could cause us to lose market share and certain lines of business, or increase expenditures or reduce pricing, each of which would have an adverse effect on our results of operations, cash flows and financial condition.

We may be unable to secure the government licenses that are necessary for us to engage in the sale of pharmaceuticals.

The manufacture and marketing of pharmaceuticals is highly regulated in China.  Prior to marketing any of our pharmaceutical products and many of our nutraceutical products, we are required to satisfy several government protocols, and receive several licenses from the national and local governments.  Obtaining these licenses can be expensive and it is usually time consuming.  If we are unable to obtain the necessary licenses when we need to have them, our business plan will be delayed.  If the delays prevent us from generating positive cash flow or introducing a significant number of products, our business may fail.

We may be subject to the People’s Republic of China’s price control of drugs, which may limit our profitability and even cause us to stop selling certain products

The State Development and Reform Commission ("SDRC") of the People’s Republic of China and the price administration bureaus of the relevant provinces of China in which our pharmaceutical products are marketed are responsible for the retail price control over our pharmaceutical products.  The SDRC sets the price ceilings for certain pharmaceutical products in China.  Where our products are subject to a price ceiling, we will need to adjust the product price to meet the requirement and to accommodate for the pricing of competitors in the competition for market share.  The price ceilings set by the SDRC may limit our profitability, and in some instances, such as where the price ceiling is below wholesale costs, may cause us to stop manufacturing certain products.

Increased government regulation of our marketing operations could diminish our profits.

At present, there is no significant government regulation of the health claims that participants in the nutraceutical industry make regarding their products.  Other developed countries, in particular members of the European Community, have far more extensive regulation of the operations of nutraceuticals, including strict limitations on the health-related claims that can be made without scientifically-tested evidence.  It is not unlikely, therefore, that China will increase its regulation of our activities in the future.  To the extent that new regulations required us to conduct a regimen of scientific tests of the efficacy of our nutraceutical products, the expense of such testing would reduce our profitability.  In addition, to the extent that the health benefits of some of our products could not be fully supported by scientific evidence, our sales might be reduced.

We may have difficulty defending our intellectual property rights from infringement, which may undermine our competitive position.

Our ability to compete effectively depends on our ability to distinguish our products from those of our competitors.  A primary distinction on which we intend to rely is the availability to Shangdong Jinzanghuang of the Tibetan formulae known only to its chief pharmacist.  We will rely on trade secret laws and restrictions on disclosure to protect our intellectual property rights. Unauthorized use of our formulae could damage our ability to compete effectively.  At the same time, the appearance of counterfeit products on the market could also damage our marketing program.  Policing the unauthorized use of proprietary technology and the appearance of counterfeit products can be difficult and expensive.

If litigation becomes necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others, such litigation may be costly and may divert management attention away from our business. An adverse determination in any such litigation would impair our intellectual property rights and could harm our business, prospects and reputation. Enforcement of judgments in China is uncertain and even if we are successful in a litigation it may not provide us with an effective remedy. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

In addition, third parties may file infringement claims against us asserting that we are infringing on their patents or trademarks. In the event that such claims are filed, regardless of the merit of such a claim, we may incur substantial costs and diversion of management as a result of our involvement in such proceedings.

Product liability claims could materially impact operating results and profitability.

We may produce products which inadvertently have an adverse pharmaceutical effect on the health of individuals.  Existing laws and regulations in China do not require us to maintain third party liability insurance to cover product liability claims.  However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and our inability to commercialize some products.

We are subject to the risk of natural disasters.

Many of the raw materials that are used to manufacture our products are very sensitive crops, which can be readily damaged by harsh weather, by disease, and by pests.  If our suppliers find their raw materials scarce due to drought, flood, storm, blight, or the other woes of farming, they will increase their prices and may be unable to satisfy our orders.  If, as a result, we are unable to produce sufficient products at reasonable prices to meet demand, our distribution network is likely to atrophy.  This could have a long-term negative effect on our ability to grow our business, in addition to the near-term loss of income.

We may have difficulty establishing adequate management and financial controls in China.

The People’s Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with.  We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company.  If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors, on committees of our board of directors or as executive officers.

As a public company, we are required to comply with rules and regulations of the SEC, including expanded disclosure, accelerated reporting requirements and more complex accounting rules.  This will continue to require additional cost management resources. We will need to continue to implement additional finance and accounting systems, procedures and controls as we grow to satisfy these reporting requirements. In addition, we may need to hire additional legal and accounting staff with appropriate experience and technical knowledge, and we cannot assure you that if additional staffing is necessary that we will be able to do so in a timely fashion. If we are unable to complete the required annual assessment as to the adequacy of our internal reporting or if our independent registered public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting in the future, we could incur significant costs to become compliant.

Capital outflow policies in China may hamper our ability to pay dividends to shareholders in the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals necessary for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to pay dividends to our shareholders.

Currency fluctuations may adversely affect our operating results.

Leling Jinzanghuang generates revenues and incurs expenses and liabilities in Renminbi, the currency of the People’s Republic of China.  However, as a subsidiary of the Company, it will report its financial results in the United States in U.S. Dollars.  As a result, our financial results will be subject to the effects of exchange rate fluctuations between these currencies.  From time to time, the government of China may take action to stimulate the Chinese economy that will have the effect of reducing the value of Renminbi.  In addition, international currency markets may cause significant adjustments to occur in the value of the Renminbi.  Any such events that result in a devaluation of the Renminbi versus the U.S. Dollar will have an adverse effect on our reported results.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks.

All of our assets are located in China.  So any dividends or proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.

Our assets are located inside China. Under the laws governing FIEs in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment or liquidation.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the People’s Republic of China do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Econometrics is not likely to hold annual shareholder meetings in the next few years.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved.  The current members of the Board of Directors were appointed to that position by the previous directors.  If other directors are added to the Board in the future, it is likely that the current directors will appoint them.  As a result, the shareholders of the Company will have no effective means of exercising control over the operations of the Company.

Executive Compensation

Information regarding the compensation paid to the executive officers of  the Company           during the past three fiscal years is set forth in Part III, Item 11 of  the Company‘s Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on July 14, 2008.   None of the individuals who served as officers of the Company during the past three fiscal years will remain an officer or director of the Company after the Share Exchange.

The table below itemizes the compensation that we expect to pay to our officers for services during 2009.

Xue Bangyi	$11,696
Shuxiang Wang	$8,772
An Yang	$8,772
Zang Yiling	$8,772

Employment Agreements

All of our officers and directors serve on an at-will basis.

Director Compensation

Econometrics has not adopted any policy regarding compensation of the members of its Board of Directors.

Related Party Transactions

Xue Bangyi is the Chairman of the Board of Econometrics.  Xue Bangyi is also the President of Shangdong Jinzanghuang, which is the sole supplier of products distributed by Leling Jinzanghuang.  Details regarding the relationship between the companies is set forth earlier, in the description of the business of Leling Jinzanghuang.

Director Independence

None of the member of our Board of Directors are independent, as “independent” is defined in the rules of the NASDAQ Stock Market.

Description of Securities

The Board of Directors of Econometrics is authorized to issue 300,000,000 shares of Common Stock, $.001 par value per share, of which 40,644,780 shares are outstanding.  The Board of Directors is also authorized to issue 10,000,000 shares of Preferred Stock, $.001 par value, none of which are outstanding.

Common Stock.  Holders of the Company are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders.  There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefore and, in the event of liquidation, dissolution or winding up of the Company, to share rateably in all assets remaining after payment of liabilities.  The holders of Common Stock have no pre-emptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock.  The Board of Directors of the Company is authorized to designate the preferred stock in classes, and to determine the rights, privileges and limitations of the shares in each class.

Recent Sales of Unregistered Securities

Neither Econometrics nor Tibet Medicine, Inc. has made a sale of unregistered securities within the past three years, except that (a) Econometrics issued 4,000,000 shares of common stock to its previous management in exchange for a capital contribution, (b) Econometrics issued shares to the shareholders of Tibet Medicine in the Share Exchange, and (c) Tibet Medicine issued founders shares to its four shareholders.

Market Price and Dividends on Common Equity and Other Shareholder Matters

Information regarding the market price of the Company’s common equity, payment of dividends, and other shareholder matters is set forth in is set forth in Part II, Item 5 of  the

Company‘s Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on July 14, 2008.

Legal Proceedings

Neither the Company nor Tibet Medicine, Beijing Taibodekang, or Leling Jinzanghuang is party to any material legal proceedings.

Changes in and Disagreements with Accountants

Not applicable.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

Our Certificate of Incorporation provides that Econometrics may indemnify its directors and officers, and shall provide for advancement of the expenses of such persons, to the extent permitted by §145 of the General Corporation Law.  Our Bylaws provides that Econometrics shall indemnify its directors and officers, and shall provide for advancement of the expenses of such persons, to the extent provided by §145 of the General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, employees or agents of Econometrics pursuant to the foregoing provisions, or otherwise, Econometrics has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by Econometrics of expenses incurred or paid by a director, officer, employee or agent of Econometrics in the successful defence of any  proceeding) is asserted by such director, officer, employee or agent, Econometrics will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 9.01

Financial Statements and Exhibits

Financial Statements

Page

Audited Financial Statements of Tibet Medicine, Inc. for the period from September 4,

    2008 (date of inception) to November 30, 2008

F-1

Audited Financial Statements of Leling Jinzanghuang Biotech Co., Ltd. for the period from November 20, 2008 (date of inception) to November 30, 2008

F-8

Exhibits

10-a     Share Exchange Agreement dated January 12, 2009 among the Company and the shareholders of Tibet Medicine, Inc.

10-b

Exclusive Technical Service and Business Consulting Agreement dated January 4, 2009 between Beijing Beijing Taibodekang Co., Ltd. and Leling Jinzanghuang Biotech Co., Ltd.

10-c

Share Pledge Agreement dated January 4, 2009 among Beijing Beijing Taibodekang Co., Ltd., the equity owners in Leling Jinzanghuang Biotech Co., Ltd. and Leling Jinzanghuang Biotech Co., Ltd.

10-d

Call Option Agreement dated January 4, 2009 between Beijing Beijing Taibodekang Co., Ltd. and the equity owners in Leling Jinzanghuang Biotech Co., Ltd.

10-e

Proxy Agreement dated January 4, 2009 between Beijing Beijing Taibodekang Co., Ltd., the equity owners in Leling Jinzanghuang Biotech Co., Ltd., and Leling Jinzanghuang Biotech Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2009

Econometrics, Inc.

By: /s/ Wang Shuxiang

      Wang Shuxiang, Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Tibet Medicine, Inc. and Subsidiary

(A Development Stage Company)

Jersey City, New Jersey

We have audited the accompanying consolidated balance sheet of Tibet Medicine Inc. (A Development Stage Company) as of December 31, 2008 and the related consolidated statements of operations, changes in stockholders’ deficiency and cash flows for the period from inception (September 4, 2008) to December 31, 2008. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As shown on the accompanying consolidated balance sheet, at December 31, 2008, the Company has minimal assets and has not earned any revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tibet Medicine, Inc. and Subsidiary (A Development Stage Company) as of December 31, 2008 and the results of its operations and its cash flows for the period from inception (September 4, 2008) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

Paritz & Company, P.A.

Hackensack, New Jersey

January 9, 2009

TIBET MEDICINE, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2008

ASSETS

Cash	$ 100

TOTAL ASSETS	$ 100

LIABILITIES AND STOCKHOLDER'S DEFICIENCY

CURRENT LIABILITIES:
Due to stockholder	$ 345
TOTAL CURRENT LIABILITIES	345

STOCKHOLDER'S DEFICIENCY:
Common stock $.0001 par value
10,000,000 shares authorized
500,000 shares issued and outstanding	50
Deficit accumulated during development stage	(295)
TOTAL STOCKHOLDER'S DEFICIENCY	(245)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY	$ 100

See notes to financial statements

TIBET MEDICINE, INC. AND SUBSIDIARY

 (A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

FROM INCEPTION (SEPTEMBER 4, 2008) TO DECEMBER 31, 2008

REVENUES:	$ -

COSTS AND EXPENSES:
General and administrative	295

TOTAL COSTS AND EXPENSES	295

NET LOSS	$ (295)

See notes to financial statements

TIBET MEDICINE, INC. AND SUBSIDIARY

 (A Development Stage Company)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIENCY

COMMON STOCK		DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE	TOTAL
SHARES	AMOUNT

BALANCE – SEPTEMBER 4, 2008	$ -	$ -	$ -	$ -

Sale of common stock	500,000	50		50

Net loss	-	-	(295)	(295)

BALANCE – DECEMBER 31, 2008	500,000	$ 50	$(295)	$(245)

See notes to financial statements

TIBET MEDICINE, INC. AND SUBSIDIARY

 (A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

FROM INCEPTION (SEPTEMBER 4, 2008) TO DECEMBER 31, 2008

OPERATING ACTIVITIES:
Net loss	$ (295)
NET CASH USED IN OPERATING ACTIVITIES	(295)

FINANCING ACTIVITIES:
Loan from stockholder	345
Sale of common stock	50
NET CASH PROVIDED BY FINANCING ACTIVITIES	395

CHANGE IN CASH– END OF PERIOD	$ 100

See notes to financial statements

TIBET MEDICINE, INC. AND SUBSIDIARY

 (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31. 2008

1

BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Business description

Tibet Medicine, Inc. (“Tibet Medicine” or “the Company”) was formed on September 4, 2008 under the laws of the State of Delaware for the purpose of making an investment in the Peoples Republic of China (“PRC”).  The Company has initiated no business activity, except that it is the registered owner of the registered capital of Beijing Taibodekang Consulting Co., Ltd. (“BTC”).

BTC has control over the business of Leling Jinzanghuang Biotech Co. Ltd., (“Jinzanghuang”) a limited liability company organized under the laws of the PRC, the relationship between them being generally identified as “entrusted management”.  Jinzanghuang is engaged in the distribution of Tibetan pharmaceutical and nutraceutical products in the PRC.

On January 4, 2009 BTC, Jinzanghuang and its registered equity holders signed four ten-year agreements (the “Entrusted Management Agreements”), the purpose of which is to transfer to BTC full responsibility for the management of Jinzanghuang, as well as most of the financial benefits that arise from the business of Jinzanghuang.

The accounting effect of the Entrusted Management Agreements will be to cause the balance sheets and financial results of Jinzanghuang to be consolidated with those of Tibet Medicine, Inc., with respect to which Jinzanghuang is now a variable interest entity.

Revenue recognition

Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, and no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

The Company accrues for returns under the guidance of SFAS No. 48, Revenue Recognition When Right of Return Exists, based on historical evidence of rates of return.  The Company recognizes revenue, net of potential returns, upon shipment or upon delivery of the product to the customer.

 Basis of Presentation - Development Stage Company

The consolidated financial statements include the accounts of the Company and its wholly-owned inactive subsidiary.  All significant inter-company accounts and transactions have been eliminated. These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

The Company has not earned any revenue from operations since inception.  Accordingly, the Company=s activities have been accounted for as those of a ADevelopment Stage Enterprise@, as set forth in Financial Accounting Standards Board Statement No. 7 (ASFAS 7").     Among the disclosures required by SFAS 7 are that the Company=s financial statements be identified as those of a development stage company, and that the statements of operations, stockholder=s equity and cash flows disclose activity since the date of the Company=s inception.

TIBET MEDICINE, INC. AND SUBSIDIARY

 (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31. 2008

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Deferred income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (ASFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

3

DUE TO STOCKHOLDER

This amount is non-interest bearing and due on demand.

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Shareholders of

Leling Jinzanghuang Biotech Co., Ltd.

We have audited the accompanying balance sheet of Leling Jinzanghuang Biotech Co., Ltd. as of November 30, 2008 and the related statements of operations, changes in owners’ equity and cash flows for the period from inception (November 20, 2008) to November 30, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of is internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leling Jinzanghuang Biotech Co., Ltd. as of November 30, 2008, and the results of its operations and its cash flows for the period from inception (November 20, 2008) to November 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

Paritz & Company, P.A.

Hackensack, New Jersey

January 5, 2009

LELING JINZANGHUANG BIOTECH CO., LTD.

BALANCE SHEET

NOVEMBER 30, 2008

CURRENT ASSETS:
Cash	$ 4,671
Advance to supplier	510,516
Prepaid expenses	4,034
Deposit	8,802

TOTAL CURRENT ASSETS AND TOTAL ASSETS	$528,023

LIABILITIES AND OWNERS’ EQUITY

CURRENT LIABILITIES:
Customer advances	$ 8,173
Deposit payable	8,069
TOTAL CURRENT LIABILITIES	16,242

OWNERS’ EQUITY:
Capital	513,450
Accumulated deficit	(1,669)
TOTAL OWNERS’ EQUITY	511,781

TOTAL LIABILITIES AND OWNERS’ EQUITY	$528,023

The accompanying notes are an integral part of these financial statements.

LELING JINZANGHUANG BIOTECH CO., LTD.

 STATEMENT OF OPERATIONS

FROM INCEPTION (NOVEMBER 20, 2008) TO NOVEMBER 30, 2008

REVENUE	$ -

COST OF GOODS SOLD	-

GROSS PROFIT	-

COSTS AND EXPENSES:
General and administrative expenses	1,669
TOTAL COSTS AND EXPENSES	1,669

NET LOSS	$(1,669)

The accompanying notes are an integral part of these financial statements.

 LELING JINZANGHUANG BIOTECH CO., LTD.

STATEMENT OF OWNERS’ EQUITY

FROM INCEPTION (NOVEMBER 20, 2008) TO NOVEMBER 30, 2008

CAPITAL	ACCUMULATED DEFICIT	TOTAL

BALANCE – NOVEMBER 20, 2008	$ -	$ -	$ -

Capital contribution	513,450	-	513,450

Net loss	-	(1,669)	(1,669)

BALANCE – NOVEMBER 30, 2008	$513,340	$(1,669)	$511,781

The accompanying notes are an integral part of these financial statements.

LELING JINZANGHUANG BIOTECH CO., LTD.

 STATEMENT OF CASH FLOWS

FROM INCEPTION (NOVEMBER 20, 2008) TO NOVEMBER 30, 2008

OPERATING ACTIVITIES:
Net (loss)	$ (1,669)
Adjustments to reconcile net loss to net cash
used in operating activities:
Advance to supplier	(510,516)
Prepaid expenses	(4,034)
Customer deposits	16,242
Deposits	(8,802)
NET CASH USED IN OPERATING ACTIVITIES	(508,779)

FINANCING ACTIVITIES:
Capital contribution	513,450
NET CASH USED IN FINANCING ACTIVITIES	513,450

INCREASE IN CASH AND CASH – END OF PERIOD	$ 4,671

The accompanying notes are an integral part of these financial statements.

LELING JINZANGHUANG BIOTECH CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2008

1

BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Business description

Leling Jinzanghuang Biotech Co., Ltd. (“the Company”) was incorporated under the laws of the Peoples Republic of China (“PRC”) as a limited liability company on November 20, 2008.  The Company is engaged in the distribution of Tibetan pharmaceutical and nutraceutical products in the PRC.

On January 4, 2009 Beijing Taibodekang Consulting Co., Ltd. (“BTC”) , the Company and its registered equity holders entered into four ten-year agreements (the “Entrusted Management Agreements”), the purpose of which is to transfer to BTC full responsibility for the management of the Company, as well as most of the financial benefits that arise from the business of the Company.  As a result, BTC now has control over the business of the Company, the relationship between them being generally identified as “entrusted management”.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Cash

The Company maintains cash with financial institutions in the Peoples Republic of China (“PRC”) which are not insured or otherwise protected.  Should any of these institutions holding the Company’s cash become insolvent, or if the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit with that institution.

Advances to Suppliers

The Company makes advances to a vendor for purchase of its material. The advances to the supplier are interest free.

Revenue recognition

Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, and no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

LELING JINZANGHUANG BIOTECH CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2008

Currently, the Company’s customer distribution agreements contain clauses that grant the customer the right to return or exchange products.  The Company accounts for sales to these distributors  under the guidance of SFAS No. 48, Revenue Recognition When Right of Return Exists.   If the Company does not have sufficient historical evidence of customer acceptance, it recognizes revenue when the return provisions lapse. When the Company has sufficient historical evidence of customer acceptance it recognizes revenue upon shipment or delivery.

Deferred income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In addition, SFAS 109 requires recognition of future tax benefits, such as carry-forwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Currency translation

Since the Company operates primarily in the PRC, the Company’s functional currency is the Chinese Yuan (”RMB”).  Revenue and expense accounts are translated at the average rates during the period, and balance sheet items are translated at year-end rates.  Translation adjustments arising from the use of differing exchange rates from period to period are included as a separate component of shareholders’ equity.  Gains and losses from foreign currency transactions are recognized in current operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by shareholders and distributions to shareholders.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  Comprehensive income includes net income and the foreign currency translation gain, net of tax.

Statement of Cash Flows

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

LELING JINZANGHUANG BIOTECH CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2008

New Accounting Pronouncements

In February 2007, the FASB issued FASB Statement No, 159, “The Fair Value Option for Financial Assets and Liabilities” – including an amendment of FASB Statement No. 115 (FAS 159).  FAS 159  became effective for the Company on April 1, 2008.  This standard permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings.  Such accounting is optional and is generally to be applied instrument by instrument.  The Company does not anticipate that the election if any, of this fair value option will have a material effect on results or operations or consolidated financial position.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements.  SFAS 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired.  SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial  statements.  SFAS No. 141 (R) and SFSS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008.  Early adoption is prohibited.  The Company has not yet determined the effect on its financial statements, if any, upon adoption of SFAS No. 141 (R) or SFAS No. 160.  SFAS 141 (R) will significantly affect the accounting for future business combinations and the Company will determine the accounting as new combinations are determined.

EITF Issue 07-1, Accounting for Collaborative Arrangements Related to the Development and Commercialization of Intellectual Property is effective for financial statements issued for fiscal years beginning after December 15, 2008.  This issue addresses the income statement classification of payments made between parties in a collaborative arrangement.  The adoption of EITF07-1 is not expected to have a significant impact on the Company’s results of operations, cash flows or financial position.

EITF Issue 07-3 Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities is effective for financial statements issued for fiscal years beginning after December 15, 2007.  This issue requires nonrefundable advance payments for research and development to be capitalized and recognized as an expense as related goods are delivered or services are performed.  The adoption of EITF 07-3 is not expected to have a significant impact on the Company’s results of operations, cash flows or financial position.

2

DEPOSIT

Deposit represents the security deposit paid to a pharmaceutical company for marketing and selling its products.  The amount is non-interest bearing and will be refunded when the contract is terminated.  The contract is for a three year period and can be cancelled by either party with sixty days notice.

LELING JINZANGHUANG BIOTECH CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2008

3

DEPOSIT PAYABLE

Deposit payable represents the amount received from customers who are acting as the Company’s agent to sell the Company’s products.  The amount is non-interest bearing and will be refunded when the contract is terminated.  Contracts are for one year.

4

COMMITMENTS AND CONTINGENCIES

(a)

Lease commitment

The Company has a one year lease agreement in the amount of $4,000 for its office space in Leling, China.

(b)

Supply agreement

All of the products that the Company distributes are manufactured by one supplier.  The Company entered into a three-year distribution contract with this supplier on November 21, 2008, which does not give the Company exclusive marketing rights.

The agreement provides that the supplier will deliver products in response to orders received from the Company.  The agreement gives the supplier the right to fix the price it charges, although it is required to provide the Company timely notice of any price increase.  In addition, the supplier retains ownership of all of the patent rights, trademark rights and other intellectual property rights related to the sold products.  Under this agreement, each party has the right to terminate the contract, provided that sixty-day written notice in advance is given to the other party.

Vulnerability due to Operations in PRC

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC.  Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRCs political, economic and social conditions.  There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

Substantially all of the Company’s businesses are transacted in RMB, which is not freely convertible.  The Peoples Bank of China or other banks are authorized to buy and sell foreign currencies at the exchange rates quoted by the Peoples Bank of China.  Approval of foreign currency payments by the Peoples Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Since the Company has its primary operations in the PRC, the majority of its revenues will be settled in RMB, not U.S. Dollars. Due to certain restrictions on currency exchanges that exist in the PRC, the Company’s ability to use revenue generated in RMB to pay any dividend payments to its shareholders outside of China may be limited.

LELING JINZANGHUANG BIOTECH CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2008

In September 2006, PRC changed the laws regarding transfer of equity in PRC companies in exchange for equity in non-PRC companies.  Approvals and registrations for such transfers are required and penalties may be imposed if the requirements are not met.